Exhibit 10.89

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into, effective as of [EFFECTIVE DATE], between SYNCHRONY FINANCIAL, a Delaware corporation (the “Company”) and [NAME OF DIRECTOR/OFFICER/KEY EMPLOYEE] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors, officers and key employees the most capable persons available;

WHEREAS, Indemnitee is a director, officer or key employee of the Company;

WHEREAS, both the Company and Indemnitee recognize the risk of litigation and other claims being asserted against directors, officers and key employees of corporations;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide continued services to the Company as a director, officer or employee, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement and for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and

WHEREAS, this Agreement is intended to be supplemental to and in furtherance of the indemnification and advancement rights provided to the Company’s directors or officers under the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitution therefor, nor to diminish any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s service or continuing to serve as a director, officer or employee of the Company and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions:

(a) Board: The Board of Directors of the Company.

(b) Change in Control:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1)

any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section; provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

(ii) the cessation of individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, directly or indirectly, the Company or all or substantially all of the Company’s assets) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company.

Notwithstanding anything to the contrary in the foregoing, (A) for so long as General Electric Company and its affiliates beneficially own a majority of the Outstanding Common Stock, no Change in Control shall be deemed to have occurred, (B) any transaction pursuant to which common stock of the Company is transferred from one wholly-owned subsidiary of General Electric Company to another wholly-owned subsidiary of General Electric Company shall not be deemed to be a Change in Control and (C) the transactions pursuant to which General Electric Company and its affiliates reduce their ownership of common stock of the Company shall not constitute a Change in Control, provided that in connection with any such transaction no other Person acquires beneficial ownership of common stock of the Company in an amount that would constitute a Change in Control pursuant to Section 1(b)(i).

(c) Disinterested Director: A director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) Expenses: Any expense broadly construed, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating (including on appeal), or preparing for any of the foregoing, in any Proceeding relating to any Indemnifiable Event, and any expenses of establishing a right to indemnification under any of Sections 2, 4 or 5 of this Agreement.

(e) Indemnifiable Costs: Any and all Expenses reasonably incurred, liabilities, losses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement.

(f) Indemnifiable Event: Any event or occurrence that takes place either prior to or after the execution of this Agreement, by reason of the fact that Indemnitee is or was a director, officer or employee of the Company or any of its subsidiaries, or has or had agreed to become a director, officer or employee of the Company or any of its subsidiaries, or, while a director, officer or employee of the Company or any of its subsidiaries, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer or employee of the Company, or in any other capacity, as described above.

(g) Independent Counsel: means a law firm, or a member of a law firm, that is experienced in matters of corporation law and banking regulation, and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or any of its subsidiaries or affiliates, (ii) the Indemnitee or (iii) any other party to the Proceeding giving rise to a claim for indemnification or Expense Advances hereunder, in any matter material to such law firm or member of a law firm (other than with respect to matters relating to indemnification and advancement of expenses). No law firm or lawyer shall qualify to serve as Independent Counsel if that law firm or lawyer would, under the applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Board shall select a law firm or lawyer to serve as Independent Counsel, subject to the consent of the Indemnitee, which consent shall be withheld only if the Independent Counsel selected by the Board does not meet the requirements of the foregoing definition of Independent Counsel, and the Indemnitee sets forth with particularity, in writing, the factual basis of such assertion. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

(h) Proceeding: Any action, suit or proceeding, whether civil, criminal, administrative or investigative that relates to an Indemnifiable Event.

(i) Reviewing Party: Reviewing Party shall have the meaning ascribed to such term in Section 3.

2. Agreement to Indemnify.

(a) General Agreement Regarding Indemnification. In the event Indemnitee was, is, or is threatened to be made a party to or is otherwise involved in a Proceeding by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against Indemnifiable Costs, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended; provided that the Company’s commitment set forth in this Section 2(a) to indemnify the Indemnitee shall be subject to the limitations and procedural requirements set forth in this Agreement.

(b) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Indemnifiable Costs, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(c) Advancement of Expenses. If so requested by Indemnitee, the Company shall advance to Indemnitee, to the fullest extent not prohibited by applicable law, as the same exists or may hereafter be amended or interpreted, any and all Expenses incurred by Indemnitee (an “Expense Advance” or an “Advance”) in defending any Proceeding in advance of its final disposition within 30 calendar days after the receipt by the Company of a request from Indemnitee for an Advance, whether prior to or after final disposition of any Proceeding; provided, that the Company shall not advance any expenses to Indemnitee unless and until it shall have received a request and undertaking substantially in the form attached hereto as Exhibit A. Any request for an Expense Advance shall be accompanied by an itemization, in reasonable detail, of the Expenses for which advancement is sought; provided, however, that Indemnitee need not submit to the Company any information that counsel for Indemnitee deems is privileged and exempt from compulsory disclosure in any proceeding. Subject to applicable law, Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction in the State of Delaware to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. This Section 2(c) shall not apply to any claim by Indemnitee for which indemnity is excluded pursuant to Section 2(d).

(d) Exception to Obligation to Indemnify. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any claim made against Indemnitee:

(i) except as otherwise provided in Section 5, in connection with any Proceeding commenced by Indemnitee, unless the commencement of such Proceeding by the Indemnitee was authorized in the specific case by the Board; or

(ii) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.

3. Reviewing Party.

(a) Definition of Reviewing Party. Other than as contemplated by Section 3(b) or as ordered by a court, the person, persons or entity who shall determine whether Indemnitee is entitled to indemnification (the “Reviewing Party”), (i) if Indemnitee is a director, officer or employee at the time of such determination, shall be (A) the Board acting by a majority vote of Disinterested Directors, even though less than a quorum, (B) a committee of Disinterested Directors designated by a majority vote of Disinterested Directors on the Board, even though less than a quorum, (C) if there are no Disinterested Directors, or if the

Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) by the stockholders of the Company and (ii) if Indemnitee is a former director, officer or employee at the time of such determination, shall be any person, persons or entity having the authority to act on the matter on behalf of the Company.

(b) Reviewing Party Following Change in Control. After a Change in Control (other than a Change in Control approved by a majority of the Incumbent Board), the Reviewing Party shall be Independent Counsel. With respect to all matters arising from such a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel. Such counsel, among other things, shall render its written opinion to the Board and Indemnitee as to whether and to what extent the Indemnitee should be indemnified under applicable law.

(c) Successful Proceeding or Defense. Notwithstanding anything contained herein to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding by reason of (or arising in part out of) an Indemnifiable Event or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith, without the necessity of authorization or determination by the Reviewing Party as to whether Indemnitee is entitled to indemnification in the specific case.

4. Indemnification Process and Appeal.

(a) Indemnification Payment.

(i) Subject to the last sentence of Section 5, the determination with respect to Indemnitee’s entitlement to indemnification shall be made by the Reviewing Party not later than 30 calendar days after receipt by the Company of a written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification). The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than two business days thereafter.

(ii) Unless the Reviewing Party has provided a written determination to the Company that Indemnitee is not entitled to indemnification under this Agreement, Indemnitee shall be entitled to indemnification of Indemnifiable Costs, and shall receive payment thereof, from the Company in accordance with this Agreement within 10 business days after the Reviewing Party has made its determination with respect to Indemnitee’s entitlement to indemnification or, if the Reviewing Party has not made such determination, within 30 calendar days after the date by which it was required to do so pursuant to Section 4(a)(i) of this Agreement.

(b) Suit to Enforce Rights. If (i) payment of indemnification pursuant to Section 4(a)(ii) is not made within the period permitted for such payment by such section, (ii) the Reviewing Party determines pursuant to Section 4(a) that Indemnitee is not entitled to indemnification under this Agreement, (iii) Indemnitee has not received advancement of Expenses within the time period permitted for such advancement by Section 2(c), or (iv) the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, then Indemnitee shall have the right to enforce the indemnification and advancement rights granted under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Delaware seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

(c) Defense to Indemnification, Burden of Proof, and Presumptions.

(i) To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4(a), and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(ii) It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify or to make an Advance of Expenses to Indemnitee for the amount claimed.

(iii) For purposes of this Agreement, the termination of any claim, action, suit, proceeding or matter therein, by judgment, order, settlement (whether with or without court approval and whether with or without an admission of liability on the part of the Indemnitee), conviction, or upon a plea of nolo contendere or its equivalent, shall not create of itself a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(iv) For purposes of any determination under this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if Indemnitee’s action was based on good faith reliance on the records or books of account of the Company or another enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 4(c)(iv) shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent. For purposes of this Agreement, references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company.” The provisions of this Section 4(c)(iv) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(v) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses to the fullest extent permitted by law as the same exists or may hereafter be amended and, if requested by Indemnitee pursuant to the procedures set forth in Section 2(c), shall advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

(i) interpretation, enforcement or defense of Indemnitee’s rights under this Agreement;

(ii) indemnification of Indemnifiable Costs or payment of Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or

(iii) recovery under directors’ and officers’ liability insurance policies maintained by the Company.

Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

6. Notification and Defense of Proceeding.

(a) Notice. Promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company thereof. The failure to notify or promptly notify the Company shall not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement, and shall not relieve the Company from liability hereunder except to the extent the Company has been prejudiced or as further provided in Section 6(c).

(b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel selected by the Company. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than as provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding, but, notwithstanding any other provision of this Agreement, all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by Independent Counsel, or (iv) the Company shall not within 60 calendar days in fact have employed counsel to assume the defense of such Proceeding, in each of which case, all Expenses of the Proceeding shall be borne by the Company. If the Company has selected counsel to represent Indemnitee and other current and former directors, officers or employees of the Company in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Company pursuant to the first sentence of this Section 6(b), then such persons, including Indemnitee, shall be permitted to employ one additional counsel of their choice and the reasonable fees and expenses of such counsel shall be at the expense of the Company; provided, however, that such counsel shall be chosen from amongst the list of counsel, if any, approved by any company with which the Company obtains or maintains directors and officers insurance. In the event separate counsel is retained by a group of persons including Indemnitee pursuant to this Section 6(b), the Company shall cooperate with such counsel with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in clause (ii) in the third sentence of this Section 6(b).

(c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the laws of the State of Delaware, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, applicable law, any agreement, a resolution of the Board or otherwise; provided that in no event will Indemnitee be permitted to receive indemnification or advancement of expenses more than once for the same Expenses and Indemnifiable Costs. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s capacity as a director, officer, employee or agent of the Company or of any other corporation, limited liability company, partnership or joint venture, trust or other enterprise which such person is or was serving at the request of the Company, prior to such amendment, alteration or repeal. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ or officers’ liability insurance, Indemnitee, if a director or officer of the Company, shall be covered by such policy or policies, in accordance with its or their terms.

9. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (whether under the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, any insurance policy, by law, or otherwise) of the amounts otherwise indemnifiable hereunder.

12. Duration and Binding Effect. This Agreement shall continue until and terminate upon the later of: (a) ten years after the date that Indemnitee shall have ceased to serve as a director, officer or employee of the Company or at the request of the Company, as a director, officer, employee, agent, or fiduciary, of another corporation, partnership, joint venture, trust or other enterprise, as applicable, or (b) one year after the later of the final disposition of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and the final disposition of any proceeding commenced by Indemnitee pursuant to Section 5 of this Agreement relating thereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, administrators and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer or employee of the Company or of any other enterprise at the Company’s request.

13. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director, officer or employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director, officer or employee of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, any resolutions adopted pursuant thereto and applicable law, and shall not be deemed a substitute therefor, nor to diminish any rights of Indemnitee thereunder.

14. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware, and not in any other state or federal court in the United States of America or in the courts of any other country.

16. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

777 Long Ridge Road

Stamford, Connecticut 06902

Attn: General Counsel

and

to Indemnitee at:

[INDEMNITEE]

[ADDRESS]

Notice of change of address shall be effective only when done in accordance with this Section 16. All notices complying with this Section 16 shall be deemed to have been received on the date of delivery or on the third business day after mailing.

*    *    *

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

COMPANY:	SYNCHRONY FINANCIAL, a Delaware corporation

By:
Name:
Title:

INDEMNITEE:	[INDEMNITEE]

Exhibit A

REQUEST AND UNDERTAKING

SYNCHRONY FINANCIAL

777 Long Ridge Road

Stamford, Connecticut 06902

Attn: General Counsel

To Whom It May Concern:

I request, pursuant to Section 2(c) of the Indemnification Agreement, dated as of                     , 2014 (the “Indemnification Agreement”), between SYNCHRONY FINANCIAL (the “Company”) and me, that the Company advance Expenses (as such term is defined in the Indemnification Agreement) incurred in connection with [describe Proceeding] (the “Proceeding”). I have attached an itemization, in reasonable detail, of the Expenses for which advancement is sought.

I undertake and agree to repay to the Company any funds advanced to me or paid on my behalf if it shall ultimately be determined that I am not entitled to indemnification. I shall make any such repayment promptly following written notice of any such determination.

[Name]

Date:

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